
                                  NSAR ITEM 77O

                         VK Trust for Insured Municipal
                               10f-3 Transactions

  UNDERWRITING #         UNDERWRITING            PURCHASED FROM      AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                        PURCHASED


         1              NY City Health            Paine Webber          2,000,000                  0.846             03/05/99
         2            NY City Muni Water         Merrill Lynch              5,000                  0.002             05/17/99
